<PAGE 1>
                         EXHIBIT I
                         _________

           THE BY-LAWS OF IBM CREDIT CORPORATION
           _____________________________________

                               ARTICLE I
                               _________

                                Offices
                                _______

     The Corporation shall maintain a registered office in the State of Delaware. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine.

                              ARTICLE II
                              __________

                             Stockholders
                             ____________

     Section 1. Place of Meetings. Meetings of the stockholders shall be held at such places, within or without the State of Delaware, as shall be designated from time to time by the Board of Directors, or, in the absence of any such designation, by the person or persons calling the meeting.

     Section 2. Annual Meeting. Annual meetings of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. At each annual meeting the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

     Section 3. Special Meetings. Special meetings of the stockholders may be called by the Board of Directors or the President and shall be called by the Secretary upon the written request of the holders of not less than one-third (1/3) of the outstanding shares of Common Stock of the Corporation entitled to be voted for the election of directors.

     Section 4. Notice or Waiver of Notice of Meetings. Written notice of each meeting of the stockholders, stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at the meeting at least ten (10), but not more than sixty (60), days prior to the meeting. In the case of a special meeting, the notice shall state the purpose or purposes for which the meeting is called. Attendance by any stockholder, in person or by proxy, at any meeting of which he is entitled to notice shall constitute a waiver by him of notice of the meeting except where attendance is for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. A written waiver of notice of any meeting signed by a person or persons entitled to notice, whether before, at or after the time stated therein, shall be deemed equivalent to the giving of notice to such person or persons.

<PAGE 2>
                         EXHIBIT I
                         _________

     THE BY-LAWS OF IBM CREDIT CORPORATION  (Continued)
     __________________________________________________

                  ARTICLE II  (Continued)
                  ________________________

     Section 5. Quorum; Adjournments of Meetings. The holders, present in person or represented by proxy, of a majority of the outstanding shares of Common Stock of the Corporation entitled to be voted at a meeting shall constitute a quorum for the transaction of business at the meeting. If there be less than a quorum, the holders, so present or represented, of a majority of such shares at the meeting may from time to time adjourn the meeting to another time or place until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted there at which might have been transacted at the meeting as originally called.

     Section 6.  Voting; Action Without a Meeting.
     (a) At any meeting of the stockholders each holder of shares of Common Stock of the Corporation entitled to be voted may vote in person or by proxy and, except as otherwise provided by statute, the Certificate of Incorporation or these By-Laws, shall have one vote for each such share standing in his name on the books of the Corporation. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters brought before any meeting of the stockholders shall be decided by the vote of the holders, present in person or represented by proxy, of a majority of the shares at the meeting.

     (b) Action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting in accordance with the provisions of the General Corporation Law of the State of Delaware.

     Section 7. Inspectors of Election. The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of the stockholders, shall have power to appoint one or more persons to act as inspectors of election at the meeting or any adjournment thereof to receive, canvass and report the votes cast by the stockholders at the meeting, but no candidate for the office of director shall be appointed as an inspector at any meeting for the election of directors.

     Section 8. Chairman of Meetings. At each meeting of the stockholders, the Chairman of the Board or in the absence of the Chairman of the Board, the President shall act as chairman of the meeting and preside thereat. In the absence of both the Chairman of the Board and the President, the stockholders present in person or represented by proxy at the meeting shall elect a chairman.

     Section 9.  Secretary of Meetings.  The Secretary of the
Corporation shall act as secretary of each meeting of the stockholders. In the absence of the Secretary, the chairman of the meeting shall appoint any person to act as secretary of the meeting.

<PAGE 3>
                         EXHIBIT I
                         _________

     THE BY-LAWS OF IBM CREDIT CORPORATION  (Continued)
     __________________________________________________

                               ARTICLE III
                               ____________

                           Board of Directors
                           __________________


     Section 1. Number and Terms of Directors. The property, business and affairs of the Corporation shall be managed and controlled by the Board of Directors. The number of Directors shall be three, but the number thereof may be increased to not more than nine by amendment of these By-Laws. Each director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

     Section 2. Vacancies. Whenever any vacancy shall occur in the Board of Directors by reason of death, resignation, removal, increase in the number of directors or otherwise, it may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

     Section 3. First Meeting. The first meeting of each newly elected Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of the stockholders or any adjournment thereof at the place where the annual meeting of the stockholders was held at which the directors were elected, or at such other place as a majority of the directors who are then present shall determine. Such first meeting shall be for the election of officers and the transaction of such other business as may properly be brought before the meeting.

     Section 4. Regular Meetings. Regular meetings of the Board of Directors, other than the first meeting, may be held without notice, if previously scheduled by resolution of the Board, on such dates and at such times and places as the Board of Directors shall have specified in the resolution. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any regular meeting of the Board of Directors.

     Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the President or any director. Notice of the time, place and general purpose of each special meeting shall be given by or at the direction of the person or persons calling the meeting by mailing the notice at least five
(5) business days before the meeting or telephoning, telegraphing or delivering personally the notice at lease three (3) business days before the meeting to each director. Except as otherwise specified in the notice, or as may be required by statute, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any special meeting.

<PAGE 4>
                         EXHIBIT I
                         _________

           THE BY-LAWS OF IBM CREDIT CORPORATION
           _____________________________________

                  ARTICLE III  (Continued)
                 __________________________

     Section 6.  Waiver of Notice; Action Without a Meeting;
                 Conference Call Meetings.

     (a) Attendance of a director at any meeting of the Board of Directors shall constitute a waiver by him of notice of the meeting except where a director attends for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. A waiver of notice of any meeting in writing signed by a director, whether before, at or after the time stated therein, shall be deemed equivalent to the giving of notice to him.

     (b) Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board.

     (c) Members of the Board may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

     Section 7. Compensation of Directors. Each Director not a salaried officer or employee of, or otherwise compensated by, the Corporation or any of its affiliates, shall be entitled to receive such reasonable compensation for his services as a Director, and such additional compensation for his services as a member of any committee of the Board of Directors, as the Board may from time to time fix and determine.

     Section 8. Organization. At each meeting of the Board, the Chairman of the Board or in the absence of the Chairman, the President shall act as chairman of the meeting and preside thereat. In the absence of both the Chairman and the President, another director chosen by a majority of directors present shall act as chairman of the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence, the presiding officer may appoint any person to act as secretary of the meeting.

     Section 9. Quorum. One-third of the total number of directors shall constitute a quorum for the transaction of business. Less than a quorum may from time to time adjourn any meeting to another time or place until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice.

<PAGE 5>
                         EXHIBIT I
                         _________

     THE BY-LAWS OF IBM CREDIT CORPORATION  (Continued)
     __________________________________________________

                  ARTICLE III  (Continued)
                 __________________________

     Section 10. Voting. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the Board of Directors at which a quorum shall be present shall be decided by vote of the majority of the directors present.

     Section 11. Removal of Directors. Any one or more of the directors of the Corporation shall be subject to removal with or without cause at any time by the stockholders.

                              ARTICLE IV
                              __________

                              Committees
                              __________

     Section 1. Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate from among its members and the officers of the Corporation such committees as the Board may from time to time determine, any such committee to consist of such number of members, but not less than two (2), and to have such powers and duties as shall from time to time be prescribed by the Board. All action by any such committee shall be reported to the Board of Directors at its next regular meeting. The Board of Directors may discharge any such committee with or without cause at any time.

     Section 2. Meetings of Committees. Regular meetings of any committee designated or appointed by the Board of Directors shall be held at such times and places and on such notice, if any, as the committee may from time to time determine. Special meetings of any committee designated or appointed by the Board may be called by order of the President or the chairman of any such committee. Notice of the time, place and general purpose of each special meeting shall be given by or at the direction of the person calling the meeting by mailing the notice at least three
(3) days before the meeting or by telephoning, telegraphing or delivering the notice personally or by delivering the notice at his place of residence at least eighteen (18) hours before the meeting to each committee member. Except as otherwise specified in the notice, or as may be required by statute, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any meeting of a committee. The provisions of
Section 6 of Article III shall apply to meetings and actions of committees of the Board.

<PAGE 6>
                         EXHIBIT I
                         _________

     THE BY-LAWS OF IBM CREDIT CORPORATION  (Continued)
     __________________________________________________

                                    ARTICLE V
                                    _________

                                    Officers
                                    ________

     Section 1. General. The Board of Directors shall elect the officers of the Corporation, which shall include the Chairman of the Board, a President, a Secretary, a Treasurer and such other officers as in its opinion are desirable for the conduct of the business of the Corporation. The Chairman of the Board shall, in the absence or incapacity of the President, or during such time as the Office of the President is vacant, perform all the duties and functions and exercise all the powers of the President.

     Section 2. Term of Office; Removal and Vacancy. Each officer shall hold his office until his successor is elected or until his earlier death, resignation or removal, and shall be subject to removal with or without cause at any time by the Board of Directors. Vacancies in any office, whether occurring by death, resignation, removal or otherwise, may be filled by the Board of Directors. Vacancies may also be filled, during the period between meetings of the Board, by appointment by the President. Such appointment shall be immediately effective and shall be voted on by the Board at its next meeting.

     Section 3. Powers and Duties of the President. The President shall be the chief executive officer of the Corporation and shall have general supervision of the affairs of the Corporation. He shall have power to appoint and remove all servants, agents and employees of the Corporation (other than its officers). He may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board or these By-Laws to some other officer or agent of the Corporation or where they shall be required by law otherwise to be signed, executed and delivered, and he may affix the seal of the Corporation to any instrument which shall require it. He may sign certificates for shares of the Common Stock of the Corporation with the Secretary, and he shall have such other powers and perform such other duties as are incident to the office of President and chief executive officer or as shall from time to time be assigned to him by these By-Laws or the Board of Directors.

     Section 4.  (Intentionally Left Blank)

<PAGE 7>
                         EXHIBIT I
                         _________

     THE BY-LAWS OF IBM CREDIT CORPORATION  (Continued)
     __________________________________________________

                   ARTICLE V  (Continued)
                  ________________________

     Section 5. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and all meetings of the Board of Directors and any committee thereof in books provided for that purpose. He shall attend to the giving or serving of all notices of the Corporation. He may affix the seal of the Corporation to all instruments to be executed on behalf of the Corporation under its seal. The Secretary may sign certificates for shares of the Common Stock of the Corporation with the President, and shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors shall direct, all of which shall at all reasonable times be open to the examination of any director during business hours. The Secretary shall have such other powers and perform such other duties as are incident to the Office of Secretary or as shall from time to time be assigned to him by these By-Laws, the Board of Directors or the President.

     Section 6. Powers and Duties of the Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation which may be delivered into his possession. He may endorse on behalf the Corporation for collection, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in a depository or depositories of the Corporation, and may sign all receipts and vouchers for payments made to the Corporation. He shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose full and accurate accounts of all moneys received and paid on account of the Corporation and whenever required by the Board of Directors shall render statements of the accounts. He shall, at all reasonable times, exhibit his books and accounts to any Director of the Corporation during business hours. The Treasurer shall have such other powers and perform such other duties as are incident to the office of Treasurer or as shall from time to time be assigned to him by these By-Laws, the Board of Directors or the President.

     Section 7. Powers and Duties of Other Officers. Officers other than the President, Secretary and Treasurer shall have such powers and perform such duties as shall from time to time be assigned to them by the Board of Directors or the President.

     Section 8. Compensation of Officers. Each officer of the Corporation not a salaried officer or employee of, or otherwise compensated by, any affiliate of the Corporation shall be entitled to receive such compensation for his services as shall from time to time be fixed and determined by the Board of Directors.

<PAGE 8>
                         EXHIBIT I
                         _________

     THE BY-LAWS OF IBM CREDIT CORPORATION  (Continued)
     __________________________________________________

                              ARTICLE VI
                              __________

                             Common Stock
                             ____________

     Section 1. Certificates of Stock. Certificates for shares of the Common Stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe. In the event any officer who has signed a certificate shall have ceased to be such officer before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if the officer were such officer at the date of issue.

     Section 2. Transfer of Stock. Shares of the Common Stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation may require.

     Section 3. Ownership of Stock. The Corporation shall be entitled to treat the holder of record of any share or shares of its Common Stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

     Section 4. Lost, Stolen or Destroyed Certificates. In case any certificate for shares of Common Stock of the Corporation shall be lost, stolen or destroyed, the Corporation may require such proof of the fact and such indemnity to be given to it as shall be deemed necessary or advisable by the Board of Directors.

<PAGE 9>
                         EXHIBIT I
                         _________

     THE BY-LAWS OF IBM CREDIT CORPORATION  (Continued)
     __________________________________________________

                               ARTICLE VII
                               ___________

                              Miscellaneous
                              _____________

     Section 1. Corporate Seal. The seal of the Corporation shall be in the form prescribed by the Board of Directors and shall contain the name of the Corporation and the year and state of incorporation.

     Section 2. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and terminate on the thirty-first day of December in each year.

     Section 3. Indemnification. The Corporation shall, to the fullest extent permitted by applicable law as in effect at any time, indemnify any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal (including an action or proceeding by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, for which any director or officer of the Corporation served in any capacity at the request of the Corporation), by reason of the fact that such person or such person's testator or intestate representative was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. Such indemnification shall be a contract right and shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law in effect at any time. Indemnification shall be deemed to be "permitted" within the meaning of the first sentence hereof if it is not expressly prohibited by applicable law as in effect at the time.

                             ARTICLE VIII
                             ____________

                               Amendment
                               _________

     Except as otherwise required by law or the Certificate of Incorporation, By-Laws of the Corporation may be made, amended or repealed either by the stockholders or the Board of Directors. Notice of the proposal to make, amend or repeal any provision of the By-Laws shall be included in the notice of any meeting of the stockholders or the Board of Directors at which such action is to be considered.